EXHIBIT INDEX
                                       to
                      Registration Statement on Form S-8 of
                         Affinity Technology Group, Inc.









Exhibit
No.               Description




4.1               Copy of the 1995 Stock Option Plan of
                  Affinity Financial Group, Inc., which is incorporated by reference to Exhibit 10.10 of the Company's Registration Statement on Form S-1 (File No. 333-1170)

4.2 Form of Stock Option Agreement (1995 Stock Option Plan), which is incorporated by reference to Exhibit 10.7 of the Company's Registration Statement on Form S-1
                  (File No. 333-1170)

4.3 Copy of the 1996 Stock Option Plan of Affinity Technology Group, Inc., which is incorporated by reference to Exhibit 10-11 of the Company's Registration Statement on Form S-1 (File No. 333-1170)

4.4 Form of Stock Option Agreement (1996 Stock Option Plan), which is incorporated by reference to Exhibit 10.8 of the Company's Registration Statement on Form S-1 (File No. 333-1170)

4.5 Copy of the Non-Employee Directors' Stock Option Plan of Affinity Technology Group, Inc., which is incorporated by reference to Exhibit 10.12 of the Company's Registration Statement on Form S-1 (File No. 333-1170)

4.6 Form of Stock Option Agreement (Directors' Stock Option Plan), which is incorporated by reference to Exhibit 10.9 of the Company's Registration Statement on Form S-1 (File No. 333-1170)

5 Opinion of Womble, Carlyle, Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered

23.1 Consent of Womble, Carlyle, Sandridge & Rice, PLLC, which is contained in its opinion filed as Exhibit 5

23.2              Consent of Ernst & Young LLP

24                Power of Attorney